Related Party Questionnaire

Explanation of Rule: SEC regulations and accounting guidance require companies to disclose certain business relationships that they have with any of their directors or with any entities in which their directors have a significant interest. The scope of this disclosure also extends to business relationships that a company has with its directors' immediate family members or with any entities in which those immediate family members have a significant interest. This disclosure highlights for investors situations in which directors might have conflicts of interest. Your answers to the following questions will help us fulfill this requirement. Please read the following guidelines before answering this questionnaire:

- General Rule: For SEC purposes, MGT must disclose transactions in excess of $120,000 in which a director or a director's immediate family member has a direct or *indirect* material interest and in which MGT is a participant (these are referred to as "related person transactions").

- The definition of "immediate family member" is expansive, including stepparents, stepchildren and persons (other than an employee or tenant) living in your household. The SEC has also defined the term "transaction."

- SEC regulations require disclosure of any transaction where MGT is a "participant." That means MGT does not have to be an actual party to a transaction for it to be disclosable under the SEC rules.

- SEC regulations require disclosure where an MGT director or an MGT director's immediate family member has a material interest in a transaction in which MGT is a participant. We would like to be involved in assessing the materiality of any transaction. As a result, we request that you disclose any transaction that meets the criteria described below even if you are not certain whether you or an immediate family member has a material interest in the transaction.

- SEC regulations require disclosure of indirect, as well as direct, material interests in transactions. You may be considered to have an indirect interest in a transaction if it involves:

  (a) an entity (and/or its subsidiaries) of which you or an immediate family member are an *executive officer,* director, partner or member;

  (b) an entity that is ten percent or greater owned by an entity of which you are an executive officer, partner, member or advisor;

  (c) an entity of which you and members of your immediate family own in the aggregate a ten percent or greater equity interest; or

  (d) a trust or other estate in which you have a substantial interest or as to which you serve as a trustee or in a similar fiduciary capacity.

  We refer to the above type of entity, trust or estate as a "Related Company."

- You need not report fees received as a director under these questions.

- In computing the amount involved in the transaction, you should include all periodic installments in the case of any lease or other agreement providing for periodic payments or installments.

- In calculating payments for property and services, you do not need to include

  - a transaction involving the rendering of services as a public utility at rates or charges fixed in conformity with law or governmental authority; or

  - payments which arise solely from the ownership of MGT securities on the same basis as other holders of those securities.

- Incurring indebtedness is considered a disclosable transaction. In computing the amount of any indebtedness to MGT, the following items may be excluded and need not be disclosed: amounts due for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments and for other transactions in the ordinary course of business.

Examples: Depending on the dollar amounts involved and other specific facts, we might have to disclose transactions such as the following:

- you are a partner at a law firm that provides legal counsel to MGT;

- you are a principal at an investment banking firm that MGT hired to advise on an acquisition;

- your consulting firm leases office space from MGT;

- MGT purchases supplies from a business owned by you or your spouse;

- MGT made a loan to your immediate family member;

- Your daughter-in-law is employed by MGT or one of its wholly owned subsidiaries and earns annual compensation in excess of $120,000; or

- MGT arranged for a loan to you from a third party.

Please answer all questions. If the answer to any question is "Yes," please explain.

	Yes	No
1) Have you or any related party of yours had any interest, direct or indirect, in any sales, purchases, transfers, leasing arrangements, guarantees, or other transactions since January 1, 2018 to which the Company was, or is to be, a party?	___	___
2) Do you or any related party of yours have any interest, direct or indirect, in any pending or incomplete sales, purchases, transfers, leasing arrangements, guarantees, or other transactions to which the Company, including any of its direct or indirect subsidiaries, is, or is to be, a party?	___	___
3) Have you or any related party of yours been indebted to, or had a receivable from, the Company at any time since January 1, 2018 (excluding amounts due for purchases or sales on customary trade terms and for ordinary travel and expense advances)?	___	___

	Yes	No
4) Are you aware of any other related party transactions, including side agreements, implicit or informal understandings, or other arrangements (whether oral or written), involving the Company, including any of its direct or indirect subsidiaries, or its related parties other than yourself?	___	___

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5) Do you or any related party of yours have any interest, direct or indirect, in any other company where any of MGT's current officers, directors, or 15% stockholders serve as a director or officer or own at least a 15% interest?

The answers to the foregoing questions are correct to the best of my knowledge and belief.

Date:______________________________ Signature:______________________________

Inquiries based on AS 18 Related Parties:

Inquiries of **management personnel** about the risks of material misstatement associated with related-party relationships and transactions.

a) Please provide the names of the company's related parties, including changes from the prior period.

b) Please provide any background information concerning related parties (e.g., management, physical location, industry, size, extent of operations).

c) Please explain the nature of any relationships (including ownership structure) with the related parties and/or their management.

d) Please explain transactions entered into, modified, or terminated, with related parties and the terms and business purposes (or the lack thereof) of such transactions.

e) Please explain the business purpose for entering into a transaction with a related party versus an unrelated party.

f) Are there any related-party transactions that have not been authorized and approved in accordance with the company's established related-party policies or procedures?

g) Are there any related-party transactions that are exceptions to the company's policies or procedures? If so what are the reasons for granting those exceptions?

The answers to the foregoing questions are correct to the best of my knowledge and belief.

Date:______________________________

Name: ___________________________________

Signature:__________________________

Title:______________________________